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                                    EXHIBIT 23(b)

                      Consent of independent public accountants


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                                     [LETTERHEAD]




                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our Independent Auditor's Report dated February 6, 1997 regarding the statements of condition of Bank of Santa Maria as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, and the reference to our firm as "experts", in the Form S-8 filed with the Securities and Exchange Commission.


                                  /s/ Vavrinek, Trine, Day & Co.




June 12, 1997
Laguna Hills, California